Exhibit 10.1

AMENDED AND RENEWED

REVOLVING PROMISSORY NOTE

(“Note”)

TEMPUR PRODUCTION USA, INC.

a Virginia corporation

4700 Boone Trail Rd. South

Duffield, Virginia 24244

“BORROWER”

$40,000,000.00

Dated Effective as of: April 1, 2005

1. FOR VALUE RECEIVED TEMPUR PRODUCTION USA, INC., a Virginia corporation, with its principal office and place of business at 4700 Boone Trail Rd. South, Duffield, Virginia 24244 (“Borrower”), promises to pay to the order of FIFTH THIRD BANK, a Michigan banking corporation, with its office and principal place of business at 250 West Main Street, Suite 100, Lexington, Kentucky 40507 (the “Bank”), the principal sum of Forty Million and No/100 Dollars ($40,000,000.00), or, if less, the aggregate unpaid principal amount of Advances, and to pay interest on such principal amount from time to time outstanding at the variable rate per annum equal to the Prime Rate (as defined below) minus one-half of one percent (-.50%), which rate shall be adjusted each time and the same time the Prime Rate changes, all of such payments to be made in lawful money of the United States of America in immediately available funds, without defalcation, offset or reduction. For purposes of this Note, “Prime Rate” shall mean a rate per annum equal to the prime rate of interest as published in the Wall Street Journal from time to time, or if such publication ceases, the prime rate of interest announced by Bank or its parent (which is not necessarily the lowest rate charged to any customer), changing when and as said prime rate changes.

2. This Note represents an amendment and renewal, and not a novation, of that certain Revolving Promissory Note dated December 28, 2004, in the face principal amount of Seven Million and No/100 Dollars ($7,000,000.00). The Bank agrees to make available to the Borrower from time to time until September 2, 2005, Advances requested by the Borrower hereunder; provided, however, the aggregate principal amount outstanding hereunder shall not exceed the face amount of this Note at any time. Advances under this Note shall only be made in accordance with the terms and conditions set forth herein and provided that no Event of Default as defined herein has occurred or then exists.

3. This Note evidences indebtedness of Borrower to Bank which indebtedness may increase or decrease from time to time and the total amount advanced pursuant hereto may exceed the face amount hereof; provided, however, the aggregate principal amount outstanding hereunder shall not exceed the face amount of this Note at any time. It is further contemplated that, by reason of payments hereon, there may be times when no indebtedness is owing hereunder, but notwithstanding such occurrences, this Note shall remain valid and shall continue to be in full force and effect as to Advances made subsequent to each such occurrence.

4. As used in this Note, the following terms shall have the meanings set forth below:

(a) “Advance” shall mean any disbursement of funds to the Borrower under this Note, subject to the limitations set forth herein.

(b) “Affiliate” means, when used with reference to a specified Person, any Person that directly or indirectly through one or more intermediaries controls or is controlled by, or is under common control with, the specified Person. For purposes of the preceding sentence, the term “control” means the power, direct or indirect, to direct or cause the direction of the management and policies of a Person through voting securities, contract or otherwise.

(c) “Business Day” shall mean, as to notices to or matters affecting Bank, a day other than a Saturday, Sunday or a public holiday under the laws of the Commonwealth of Kentucky or of the United States.

(d) “Event of Default” means any of the events specified in Section 13 herein.

(e) “GAAP” shall mean generally accepted accounting principles as in effect in the United States from time to time, consistently applied. Whenever any accounting term is used herein which is not otherwise defined, it shall have the meaning ascribed thereto under GAAP.

(f) “Guaranty” shall mean that certain guarantee of the Indebtedness and the obligations as described therein, as evidenced by an Amended and Restated Guaranty of Payment and Performance executed and delivered by Tempur-Pedic, Inc., a Kentucky corporation (the “Guarantor”) and given in order to induce the Bank to make the loan as evidenced by this Note, all as more particularly identified in Section 9(g) hereof.

(g) “Indebtedness” shall mean all items of indebtedness, obligations or liability, whether matured or unmatured, liquidated or unliquidated, direct, indirect, or contingent, joint or several, evidenced by this Note or any other Loan Document, which may be due or payable to Bank from time to time by Borrower.

(h) “Loan Documents” shall mean this Note, the Guaranty and any other instruments, certificates or documents previously delivered, now delivered or hereafter delivered by Borrower or any other person in connection with, evidencing, securing or relating to the Loan.

(i) “Loan” shall mean the revolving loan as evidenced by this Note.

(j) “Material Adverse Effect” shall mean a material adverse effect on the (i) business, property or assets or the condition, financial or otherwise, of Borrower or (ii) Borrower’s ability to perform its obligations under the Loan Documents.

(k) “Person” shall mean any individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority or other entity of whatever nature.

5. Borrower shall repay this Note by paying all accrued but unpaid interest monthly beginning on the first day of May, 2005, and continuing on the first day of each month thereafter until September 2, 2005 (the “Maturity Date”), at which time all outstanding principal and accrued interest shall be due and payable in full. Interest on this Note will be computed on the basis of the actual number of days elapsed over an assumed year of 360 days. Borrower shall make each payment under this Note not later than 12:00 p.m. (Noon), Lexington, Kentucky, Eastern Time, on the date when due, in lawful money of the United States of America, to Bank at its office address stated above in immediately available funds. Except as otherwise prohibited by any blocked account agreement, deposit account control agreement or similar agreement between the Borrower, GE Credit Corporation (“GECC”) and Bank (collectively, the “Blocked Account Agreements”), Borrower hereby authorizes Bank to charge against any account of Borrower with Bank containing unrestricted funds any amount so due. Whenever any payment to be made under this Note shall be stated to be due on a Saturday, Sunday or a public holiday or banking holiday, such payment shall be made on the next succeeding Business Day, and such extension of time shall be in such case be included in the computation of the payment of interest.

6. Upon the occurrence of any Event of Default set forth in Section 13 below, the interest rate on the entire principal balance and all matured interest installments outstanding shall automatically increase by two percent (2%) per annum and shall thereafter continue at that rate as long as any such Event of Default continues to exist; provided, however, that the total interest rate charged Borrower shall not exceed the maximum rate of interest allowed by law and if such increased rate of interest exceeds the maximum amount permitted under applicable law in such circumstances, the amount of the increased interest rate shall be increased by such lesser maximum amount as legally may be allowed, and Bank’s entitlement to such sum shall be in addition to, and not in lieu of, all other rights and remedies available to Bank as a result of such overdue payment. If a law which applies to this Note is interpreted so that the interest collected or to be collected hereunder exceeds the legal amount, then the interest rate charged hereunder shall be reduced by the amount necessary to reduce the interest charged to the maximum legal amount and this Note and all sums due hereunder shall immediately become due and payable in full at the election of the holder hereof. It is agreed that all matured interest installments outstanding shall also bear interest until paid at the same rate that continues to accrue on the principal outstanding.

7. The undersigned may prepay all or part of this Note at any time without premium or penalty. The Borrower may at any time on at least three (3) Business Days’ prior written notice to the Bank, terminate the Bank’s commitment to lend hereunder. Upon the effective date of such termination all outstanding Indebtedness shall become immediately due and payable hereunder.

8. The undersigned certifies that the proceeds of this Note shall be used solely for its working capital needs and to pay any fees and expenses incurred by the Borrower in connection with the negotiation and execution of this Note and the other Loan Documents.

9. The obligation of Bank to make the loan evidenced by this Note or any Advance hereunder is subject to (i) the performance of all of the obligations of Borrower to be performed hereunder at, prior to or subsequent to the making the loan, as applicable, and (ii) the satisfaction of all of the following conditions:

(a) Loan Documents. All Loan Documents shall be duly executed by Borrower and Guarantor and delivered to Bank, all of which shall be in form and substance reasonably satisfactory to Bank and to counsel for Bank.

(b) Representations and Warranties; No Defaults. Each and every representation and warranty made by the Borrower herein and by Guarantor in the Guaranty shall be substantially true, complete and accurate as of the date hereof and no Event of Default shall exist which has not been cured to Bank’s satisfaction as of the date hereof.

(c) Borrower and Guarantor Resolutions and Records. There shall have been delivered to Bank all of the following for Borrower and Guarantor:

(i) Certified or unanimous consent resolutions of Borrower and Guarantor signed by all directors thereof, and authorizing Borrower and Guarantor to enter into the Loan Documents to which each is a party and to take all action relative to this Note and the other Loan Documents; authorizing the persons whose names appear on any Loan Document to sign the same and containing the true signatures of such persons on which Bank may conclusively rely;

(ii) Certified copies of the Articles of Incorporation and By Laws of Borrower and Guarantor as in effect on the date hereof; and

(iii) Certificates of Existence as of a recent date for Borrower and Guarantor.

(d) No Change in Condition. There shall have been no material adverse change in the condition, financial or otherwise, of Borrower or Guarantor since the date of the most recent financial information that has been furnished to Bank.

(e) Costs and Expenses. Borrower shall have paid all costs and expenses of Bank for which Borrower is responsible pursuant to the terms of the Loan Documents.

(f) Opinion of Legal Counsel. At the sole cost of Borrower, Borrower shall deliver to Bank one or more written opinions of legal counsel to Borrower and Guarantor satisfactory to Bank and in form and substance satisfactory to counsel for Bank as to such matters incident to the transactions contemplated herein as Bank may reasonably request.

(g) Guaranty. Guarantor shall have executed and delivered to Bank an unconditional amended and restated guaranty in which Guarantor guarantees, among other things, payment of all obligations of Borrower under this Note pursuant to the terms of the Guaranty. The Guaranty shall be valid and enforceable upon delivery and shall continue to remain in full force and effect until all of the outstanding Indebtedness referred to in this Note and owed by Borrower to Bank has been paid in full.

(h) Miscellaneous Matters. All legal details and proceedings in connection with the transactions contemplated by this Note, the Guaranty and all Loan Documents delivered to or held on behalf of Bank pursuant to this Note shall be in form and substance reasonably satisfactory to Bank and to counsel for Bank, and Bank shall have received all such other counterpart originals or certified or other copies of such documents and proceedings in connection with such transactions, in form and substance reasonably satisfactory to Bank and said counsel, as Bank or said counsel may reasonably request.

10. Borrower represents and warrants to Bank, as of the date hereof and as of the date of each Advance under this Note as follows (each of which shall be deemed to be a continuing representation and warranty until such time as all Indebtedness evidenced by the Loan Documents shall have been paid in full and Borrower has no further liability to Bank):

(a) Organization and Qualification. Borrower:

(i) is a corporation duly organized, validly existing and in good standing under the laws of the State of Virginia;

(ii) has the lawful power to engage in the business it presently conducts; and

(iii) is duly licensed or qualified and in good standing as a corporation or limited partnership in each jurisdiction where the nature of the business transacted by each makes such licensing or qualification necessary, except where the failure to be so licensed or qualified could not reasonably be expected to have a Material Adverse Effect.

(b) Power and Authority. Borrower has the power and authority to enter into and carry out the Loan Documents delivered by Borrower in connection herewith, to execute and deliver such Loan Documents, and to perform each of such Borrower’s obligations under the Loan Documents. Borrower has the power and authority to make the borrowings contemplated hereby and all such actions have been fully authorized by all necessary proceedings on the part of Borrower.

(c) Validity and Binding Effect. This Note and the other Loan Documents have been duly and validly executed and delivered by the Borrower. This Note and the other Loan Documents constitute legal, valid and binding obligations of the Borrower enforceable in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency, reorganization or other laws affecting creditors’ remedies. No authorization, approval, exemption or consent by any governmental or public body or other authority is required in connection with the authorization, execution, delivery and carrying out of the terms of the Loan Documents by Borrower.

(d) No Conflict. Neither the execution and delivery of the Loan Documents, the Borrower’s consummation of the transactions contemplated herein or therein, nor compliance with the terms and provisions hereof or thereof will conflict with or result in any default under or breach or violation of the terms and conditions of the Articles of Incorporation or the By Laws of Borrower; any state or federal law or regulation or any order, writ, injunction or decree of any court or governmental instrumentality applicable to Borrower; or any agreement or instrument to which Borrower is a party or to which Borrower is subject (other than conflicts, defaults, or violations that could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect), or which will result in the creation or enforcement of any lien, charge or encumbrance whatsoever upon any property of Borrower.

(e) Other Agreements. Except as disclosed in writing by Borrower to the Bank prior to the date of this Note, Borrower is not a party to any indenture, loan, or credit agreement, or to any lease or other agreement or instrument, or subject to any charter or company or corporate restriction which could have a material adverse effect on the business, properties, assets, operations or conditions, financial or otherwise, of Borrower or the ability of Borrower to carry out its obligations under the Loan Documents. Borrower is not in default in any respect in the performance, observance, or fulfillment of any of the material obligations, covenants, or conditions contained in any material agreement or instrument to which it is a party.

(f) Litigation. There are no actions, suits, proceedings or investigations pending or threatened against Borrower at law or in equity before any court or before any federal, state, municipal or any governmental department, commission, board, agency or instrumentality, whether or not covered by insurance, which, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. Borrower is not in violation of or in default with respect to any order, writ, injunction or any decree of any court or any federal, state, municipal or other governmental department, commission or bureau, agency or instrumentality which could reasonably be expected to result in a Material Adverse Effect.

(g) Operation of Business. Except as may have been disclosed in writing to and approved by Bank, Borrower has made application for or otherwise possesses all licenses, permits, franchises, patents, copyrights, trademarks and trade names, or rights thereto, to conduct its business substantially as now conducted and as presently proposed to be conducted.

(h) Tax Returns and Taxes. Borrower has filed, in a timely fashion and will in the future file in a timely fashion, all federal and all other material tax returns or reports (state and local) required to be filed and has paid, and will promptly pay in the future, all material taxes, assessments, fees and governmental charges and levies shown or required to be shown thereon to be due, including interest and penalties, except those being contested in good faith and by appropriate proceedings and for which adequate reserves have been established. No material additional assessments currently exist for which adequate reserves have not been established.

(i) General Validity. No representation or warranty by Borrower contained herein or made by Borrower or any other Person in any other Loan Document contains any untrue statement of material fact or omits to state a material fact necessary in order to make such representation or warranty not misleading in light of the circumstances under which it was made. There are no facts which materially and adversely affect the business, operations, affairs or condition of Borrower or Guarantor other than those facts disclosed to Bank in writing prior to the time of closing or as set forth herein.

(j) Financial Statements; No Adverse Change. The financial information and other documents of the Borrower and Guarantor previously furnished to Bank are true, complete and accurate and are not misleading in any material respect. There has been no material adverse change in the business, operating or financial condition of Borrower or Guarantor since the date of the most recent financial information that has been furnished to Bank. All financial statements and other financial information furnished to Bank fairly and accurately represent the financial condition of the

Borrower and Guarantor as of their respective dates in all material respects and have been prepared in accordance with GAAP, subject, in the case of unaudited financial statements, to the absence of footnotes and normal year-end adjustments. Neither Borrower nor Guarantor has any material liabilities, direct or contingent, except as disclosed in their respective financial statements.

(k) Accuracy of Information. All factual information furnished to Bank by Borrower and Guarantor for purposes of, or in connection with, this Note or the other Loan Documents is true, complete and accurate in every material respect on the date that such information was provided to Bank and as of the date of execution and delivery of this Note to Bank.

(l) Regulations Q and U. Borrower has not engaged principally in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation Q of the Board of Governors of the Federal Reserve System) and will not use the proceeds of the Loan to violate Regulation U of the Board of Governors of the Federal Reserve System.

(m) Not a Public Utility Holding Company. Borrower is not a “holding company” or a “subsidiary company” of a “holding company” within the meaning of the Public Utility Holding Company Act of 1935, as amended.

(n) Not an Investment Company. Borrower is not an “investment company” or a company “controlled by an investment company” within the meaning of the Investment Company Act of 1940, as amended.

11. Borrower hereby covenants and agrees that, so long as the Borrower may borrow under this Note and until payment in full of this Note and all accrued but unpaid interest thereon or unless otherwise consented to in writing by Bank, it shall:

(a) Preservation of Corporate Existence, etc. Maintain its existence as a corporation, and its respective licenses or qualifications and good standing in each jurisdiction in which its ownership, use or lease of property or the nature of its business or both makes such licenses or qualifications necessary, except for such licenses and qualifications, the failure of which to so maintain would not cause a Material Adverse Effect.

(b) Payment of Liabilities, Including Taxes, etc. Duly pay and discharge all material taxes, assessments and governmental charges levied upon Borrower or any of the properties, assets, income or profits of Borrower, prior to the date on which penalties attach thereto, except to the extent that such obligations, including taxes, assessments or charges, are being contested in good faith by appropriate proceedings diligently conducted and for which such reserves or other appropriate provisions, if any, have been made.

(c) Keeping of Records and Books of Account. Maintain and keep proper books of record and account in accordance with GAAP applied on a consistent basis and in which full, true and correct entries shall be made of all of such Borrower’s operations and business and financial affairs, except for variations which in individually and in the aggregate are not material.

(d) Compliance with Loan Documents, etc. Comply in all material respects with the terms and conditions of the Loan Documents to which Borrower is a party or by which Borrower.

(e) Operation of Business. Maintain, conduct and operate Borrower’s business in substantially the same manner as it has been heretofore maintained, conducted and operated.

(f) Further Assurances. Upon request by Bank, promptly cure any defects in the creation, issuance and delivery of this Note and the execution and delivery of the other Loan Documents, including this Agreement. Borrower, at its expense, shall promptly execute and deliver to Bank, upon request, all such other and further documents, agreements and instruments reasonably required to ensure compliance with or the accomplishment of the covenants and agreements of Borrower in the Loan Documents, including this Note, or to correct any omissions in the Loan Documents, or to state more fully the obligations set out in this Note or in any of the other Loan Documents, or to make any recordings, to file any notices or to obtain any consents, all as may be necessary or determined by Bank in good faith to be reasonably appropriate in connection therewith.

(g) No Agreement to Waive, Etc. Acknowledge that Bank has no obligation to waive any rights, grant any concessions or extend financing to Borrower except to the limited extent and subject to the terms, contingencies, exceptions, limitations and conditions expressly provided in this Agreement, and Borrower shall not make any representation to the contrary to any person or entity.

12. Borrower covenants that, so long as the Borrower may borrow and until payment in full of this Note and all accrued but unpaid interest thereon or unless otherwise consented to in writing by Bank, which consent shall not be unreasonably withheld, Borrower shall not permit or cause any of the following:

(a) Liquidation, Merger or Sale of Assets. (i) Liquidate, merge or consolidate with or into any other Person (other than a subsidiary of the Borrower, so long as the Borrower is the surviving entity) or take any action in furtherance of any thereof; (ii) permit any other Person (other than a subsidiary of the Borrower, so long as the Borrower is the surviving entity) to consolidate with or merge into Borrower; (iii) sell, convey, assign, lease or otherwise transfer or dispose of, in a single transaction or a series of related transactions, a material part of the assets of Borrower other than in the normal course of Borrower’s business (except for a conveyance of any such assets to the Guarantor or a wholly-owned subsidiary of Borrower or Guarantor); (iv) change the name or state of organization of Borrower; or (v) effect any material change in Borrower’s capital structure or allow any change in ownership of more than ten percent (10%) of Borrower’s outstanding capital stock.

(b) Issuance of Securities. Create, issue or authorize (a) any additional capital stock; or (b) any option, warrants, rights or contracts entitling any Person to purchase or acquire any capital stock.

(c) Transaction with Affiliates. Borrower shall not enter into, or be a party to, any transaction with any Affiliate of Borrower (including, without limitation, transactions involving the purchase, sale or exchange of property, the rendering of services or the sale of capital stock or partnership interests) except in the ordinary course of business pursuant to the reasonable requirements of Borrower and upon fair and reasonable terms.

(d) Government Regulation. Borrower shall not (a) be or become subject at any time to any law, regulation or list of any government agency (including, without limitation, the U.S. Office of Foreign Asset Control list) that prohibits or limits Bank from making any advance or extension of credit to Borrower or from otherwise conducting business with Borrower, or (b) fail to provide documentary and other evidence of Borrower’s identity as may be requested by Bank at any time to enable Bank to verify Borrower’s identity or to comply with any applicable law or regulation, including, without limitation, Section 326 of the USA Patriot Act of 2001, 31 U.S.C. Section 5318.

13. Each of the following shall be an Event of Default under this Note and the other Loan Documents:

(a) Payment Default. Borrower fails to pay any installment of principal when due or fails to pay any interest on this Note within 3 Business Days of when due without notice from Bank.

(b) Breach of Representation or Warranty. Any representation or warranty made or deemed made by Borrower in this Note, or by Guarantor under the Guaranty, or by Borrower or Guarantor in any certificate, document, opinion, or financial or other statement furnished at any time under or in connection with any Loan Document proves to have been incorrect in any material respect on or as of the date made or deemed made.

(c) Breach of Covenant. Borrower or Guarantor fails to perform or observe any term, covenant or agreement on its part to be performed or observed in any of the Loan Documents (other than a failure to pay any sum to Bank when due (subject to applicable grace periods contained in Section 13(a) above)) to which it is a party and such failure shall continue for a period of thirty (30) days after notice to Borrower and Guarantor from Bank describing the nature of the failure.

(d) Failure to Pay Other Indebtedness or Other Material Default. Borrower or Guarantor (i) fails to pay any indebtedness for borrowed money (other than this Note) having a principal amount due in excess of Five Million Dollars ($5,000,000), or any interest or premium thereon, when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise); (ii) fails to perform or observe any material term, covenant, or condition on the part of any of them to be performed or observed under any agreement or instrument relating to any such indebtedness, when required to be performed or observed, if the effect of such failure to perform or observe gives the creditor the right to accelerate the maturity of such indebtedness, whether or not such failure to perform or observe shall be waived by the holder of such indebtedness, or any such indebtedness shall be accelerated and declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof.

(e) Insolvency. Borrower or Guarantor (i) is unable to, or admits in writing the inability to, pay such Borrower’s debts as such debts become due; (ii) makes an assignment for the benefit of creditors, petitions or applies to any tribunal for the appointment of a custodian, receiver or trustee for them or a substantial part of Borrower’s or Guarantor’s assets; (iii) commences any proceeding under any bankruptcy, reorganization, arrangements, readjustment of debt, dissolution, or liquidation law or statute of any jurisdiction whether now or hereafter in effect; (iv) has any such petition or application filed or any such proceeding commenced against Borrower or Guarantor in which an order for relief is entered or adjudication or appointment is made and which remains undismissed for a period of sixty (60) days or more; (v) by any act or omission, indicates Borrower’s or Guarantor’s consent to, approval of, or acquiescence in any such petition, application, or proceeding, or order for relief, or the appointment of a custodian, receiver, or trustee for all or any substantial part of Borrower’s or Guarantor’s properties; (vi) suffers any such custodianship, receivership, or trusteeship to continue undischarged for a period of sixty (60) days or more; or (vii) becomes insolvent in that Borrower’s or Guarantor’s total assets are in the aggregate less than all of Borrower’s or Guarantor’s liabilities, respectively.

(f) Unpaid Judgments. One or more final judgments, decrees, or orders for the payment of money in excess of Five Million Dollars ($5,000,000) (to the extent not adequately covered by insurance) in the aggregate shall be rendered against Borrower or Guarantor and such judgments, decrees or orders shall continue unsatisfied and in effect for a period of thirty (30) consecutive days without being vacated, discharged, satisfied or stayed or bonded pending appeal.

(g) Invalid Documents. Any of the Loan Documents shall at any time after their execution and delivery and for any reason, other than payment in full of the obligations so secured, cease to be in full force and effect or shall be declared null and void or the validity thereof is contested by Borrower or Guarantor, or Borrower or Guarantor denies further liability or obligation under any of the Loan Documents, and such matter is not fully corrected or resolved to Bank’s satisfaction within thirty (30) days after notice with respect thereto from Bank.

(h) Reportable Event. A “reportable event” (as defined in the Employee Retirement Income Security Act of 1974 as amended) occurs that would permit the Pension Benefit Guaranty Corporation to terminate any employee benefit plan of Borrower or Guarantor or any Affiliate of Borrower or Guarantor .

(i) Termination. If Borrower or Guarantor, or any Person affiliated with Borrower or Guarantor, takes any action that is intended to result in the termination, dissolution or liquidation of Borrower or Guarantor.

14. If an Event of Default occurs hereunder, Bank shall have the following rights and remedies in addition to all other rights and remedies available to Bank at law and at equity:

(a) Acceleration, etc. Upon the occurrence of any Event of Default set forth above and without further notice to Borrower, Bank may (i) declare the outstanding principal balance owing under this Note, all accrued but unpaid interest thereon, and all other amounts payable under any of the Loan Documents or otherwise to be forthwith due and payable, whereupon this Note, all such interest, and all such amounts shall become and be immediately due and payable without presentment, demand, protest, or further notice of any kind, all of which are hereby expressly waived by Borrower, without any action on the part of Bank; (ii) avail itself of any and all remedies available to it in any of the Loan Documents; and (iii) avail itself of any and all other or additional remedies available by law or in equity.

(b) Enforcement of Rights. Upon the occurrence of any Event of Default, Bank shall have the right to proceed to protect and enforce its rights by suit in equity, action at law and/or other appropriate proceedings either for specific performance of any covenant or condition contained in this Note or in any of the other Loan Documents, or in aid of the exercise of any power granted in this Note or any of the other Loan Documents.

(c) Right to Proceed in Any Order. Upon the occurrence of any Event of Default, Bank shall be entitled to exercise any and all of its rights and remedies in any order against the Borrower, Guarantor and any other property and Persons as Bank determines in its sole discretion.

(d) Waiver of Marshaling of Assets. To the extent permitted by applicable law, Borrower waives any requirement of marshaling of assets and all other legal or equitable doctrines that might otherwise require Bank to proceed against any Persons in any particular order.

(e) Remedies Cumulative; No Waiver of Rights by Bank. Upon the occurrence of any Event of Default, Bank may choose to exercise and enforce any of its rights or remedies, or decline to exercise and enforce any of its rights or remedies, in Bank’s sole discretion. The failure of Bank to exercise and enforce any rights or remedies shall not prevent Bank from thereafter exercising or enforcing any such rights or remedies, nor shall such failure release any Person or property with respect to which Bank has any rights or remedies or in any way limit or diminish Bank’s rights with respect to any such property or Person. All of Bank’s rights and remedies shall be cumulative to the greatest extent permitted by law, may be exercised successively or concurrently, at any time and from time to time, and shall be in addition to all of those rights and remedies afforded Bank at law, in equity, or in bankruptcy. Any exercise of any right or remedy shall not be deemed to be an election of that right or remedy to the exclusion of any other right or remedy. Bank shall be entitled to recover from the cumulative exercise of all remedies the sum of: (i) the outstanding principal amount of this Note; (ii) all accrued but unpaid interest with respect to the principal amount of this Note; (iii) any other amounts that Borrower is required by the Loan Documents to pay to Bank (for example and without limitation, the reimbursement of all reasonable expenses, legal fees and late charges); and (iv) any costs, expenses or damages which Bank is otherwise permitted to recover under the terms of the Loan Documents, or at law or in equity.

(f) Application of Payments. All payments from Borrower to Bank under this Note or any of the other Loan Documents, shall be applied by Bank in its discretion as follows: (i) to the payment of the costs and expenses of Bank and the reasonable fees and expenses of its counsel in connection with the administration or enforcement of Bank’s rights and remedies against Borrower and sale or collection thereof; (ii) to the payment in full of all Indebtedness referred to in the Loan Documents, applying such amounts first to accrued but unpaid interest and then to principal; and (iii) the balance, if any, to Borrower or to any third party entitled thereto.

(g) Right of Set Off. Upon the occurrence and during the continuance of any Event of Default, Bank is hereby authorized, at any time and from time to time, without notice to Borrower (any such notice being expressly waived) but subject to any prohibitions on rights of set-off contained in any Blocked Account Agreement, to set off and apply any and all deposit balances (other than trust, restricted or fiduciary accounts) at any time held and other indebtedness at any time owing by Bank to or for the credit or the account of Borrower against any and all of the obligations of Borrower now or hereafter existing under this Note or any other Loan Document, irrespective of whether or not Bank shall have made any demand under this Note or such other Loan Document and although such obligations may be unmatured. Bank agrees to promptly notify Borrower after any such set off and application, provided that the failure to give such notice shall not affect the validity of such set off and application. The rights of Bank under this section are in addition to other rights and remedies (including, without limitation, other rights of set off) that Bank may have.

15. The Borrower and all endorsers, guarantors and all other parties to this Note hereby:

(a) consent to the negotiation or assignment of this Note to any other person at any time, provided, however, the Bank shall provide Borrower with fifteen (15) days advance notice of any negotiation or assignment of this Note; provided that so long as no Event of Default then exists, the Borrower shall have the right to consent to any such assignment (such consent not to be unreasonably withheld)

(b) waive (to the fullest extent permitted by applicable law) presentment and demand, notice of demand, notice of dishonor, protest and notice of protest and non-payment thereof, notice of default, and all other notices or demands in connection with the delivery, acceptance, performance, default, enforcement, endorsement or guarantee hereof;

(c) waive (to the fullest extent permitted by applicable law) all exemptions to which they may now or hereafter be entitled under the laws of this or any other state or of the United States;

(d) waive (to the fullest extent permitted by applicable law) any requirement of marshaling of assets and all other legal or equitable doctrines which might otherwise require the holder hereof to proceed against any persons or any collateral or any other property or with respect to any other rights in any particular order and agree that the holder may elect not to proceed against any collateral securing this note and may instead seek to enforce and collect this note through whatever means may otherwise be available at law or equity;

(e) agree that Bank shall have the right, but not the obligation, without notice to Borrower or any other party, to renew this Note, grant the Borrower extensions of time for, or decreases in the amounts of, payment of this Note or any other indulgence or forbearance by Bank, and may release any guarantors, endorsers or any party to this Note, or any guarantor of this Note or with any other party who may become primarily or secondarily liable for any of the obligations of Borrower under this Note, in every instance without the consent of Borrower or any such other parties and without in any way affecting the continuing liability of the Borrower or any such other parties hereunder or under any of the other Loan Documents; and

(f) waive all suretyship defenses including but not limited to all defenses based upon impairment of collateral and all suretyship defenses described in Section 3-605 of the Uniform Commercial Code, as revised in 1990 (the “UCC”), with such waiver made to the full extent permitted by Section 3-605 (i) of the UCC.

16. EACH OF THE BANK AND THE BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF BANK AND BORROWER. BORROWER ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT TO BANK.

17. The Borrower agrees that the sole proper venue for the determination of any litigation commenced by Bank against Borrower or Borrower against Bank on any basis shall be in a court of competent jurisdiction which is located in Fayette County, Kentucky, and the Borrower hereby expressly declares that any other venue shall be improper and Borrower expressly waives any right to a determination of any such litigation against Bank by a court in any other venue. Borrower further agrees that service of process by any judicial officer or by registered or certified U.S. mail shall establish personal jurisdiction over Borrower and Borrower waives any rights under the laws of any state to object to jurisdiction within the Commonwealth of Kentucky. Provided, however, nothing contained in this section shall prevent Bank from bringing any action or exercising any rights against any security or against Borrower within any other state. Initiating such proceedings or taking such action in any other state shall in no event constitute a waiver of the agreement contained herein that the laws of the Commonwealth of Kentucky shall govern the rights and obligations of the parties hereunder or of the submission herein made by Borrower to personal jurisdiction within the Commonwealth of Kentucky. The aforesaid means of obtaining personal jurisdiction and perfecting service of process are not intended to be exclusive, but are cumulative and in addition to all other means of obtaining personal jurisdiction and perfecting service of process now or hereafter provided by the laws of the Commonwealth of Kentucky or by any other state in an action brought by Bank in such state.

18. The substantive laws of the Commonwealth of Kentucky (without regard to provisions governing conflicts of laws) shall govern the construction of this Note and the rights and remedies of the parties hereto.

19. Time is of the essence in the payment and performance of all of Borrower’s obligations under this Note and all documents securing this Note or relating hereto.

20. This Note cannot be modified, altered or amended except by an agreement in writing duly signed and acknowledged by authorized representatives of Bank and Borrower.

21. If any one or more of the provisions of this Note, or the applicability of any such provision to a specific situation, shall be held invalid or unenforceable, such provision shall be modified to the minimum extent necessary to make it or its application valid and enforceable, and the validity and enforceability of all other provisions of this Note and all other applications of any such provision shall not be affected thereby. In the event such provision(s) cannot be modified to make it or them enforceable, the invalidity or unenforceability of any such provision(s) of this Note shall not impair the validity or enforceability of any other provision of this Note.

22. This Note shall bind the heirs, successors and assigns of Borrower and shall inure to the benefit of Bank and its successors and assigns. Borrower shall not assign or allow the assumption of its rights and obligations hereunder without Bank’s prior written consent.

23. Upon demand by Bank, Borrower shall pay to Bank its costs and expenses (including, without limitation, its reasonable attorney’s fees, court costs, litigation and other expenses) incurred or paid by Bank in administering and enforcing this Note and the Loan Documents and in maintaining, protecting, perfecting or enforcing any of Bank’s rights or Borrower’s obligations. Borrower shall also pay the Bank’s reasonable legal fees incurred in negotiating and initially documenting the Loan.

24. No course of dealing in respect of, or any omission or delay in the exercise of, any right, power, remedy or privilege by Bank shall operate as a waiver thereof, nor shall any right, power, remedy or privilege of Bank be exclusive of any other right, power, remedy or privilege referred to herein or in any related document or now or hereafter available at law, in equity, in bankruptcy, by statute or otherwise. No waiver or consent granted by Bank with respect to any of the Loan Documents or related writing shall be binding upon Bank, unless specifically granted in writing by a duly authorized officer of Bank, which writing shall be strictly construed.

25. All representations, warranties, covenants and agreements contained herein, in the Loan Documents or any other agreement, certificate or instrument delivered pursuant hereto or made in writing in connection herewith or therewith shall survive the execution and delivery hereof and thereof, the making of the Loan hereunder and the issuance of this Note and shall continue in full force and effect so long as Borrower may borrow hereunder and until payment in full of all of the Borrower’s obligations hereunder.

26. All notices and other communications given to or made upon any party hereto in connection with this Note or any of the other Loan Documents shall, except as herein or therein otherwise expressly provided, be in writing and mailed, faxed or delivered to the addresses set forth herein or at such other address as shall be specifically designated by any such party. All such notices or other communications shall be effective, if mailed, when deposited in the U.S. mail, first class postage prepaid; if faxed, when faxed; or if delivered, when delivered.

27. Borrower shall indemnify and hold Bank harmless against any loss suffered or liability incurred by Bank on account of any damage to the person or property of the parties hereto or to third parties by reason of the operation of Borrower’s business, or otherwise arising out of or connected to the conduct of Borrower or its officers, managers, members, employees or agents, in connection with any matters which are the subject of this Note, except for all losses or liability incurred by the Bank as a result of its own gross negligence or willful misconduct.

28. Borrower acknowledges that Borrower has received a copy of each of the Loan Documents, as fully executed by the parties thereto. Borrower acknowledges that Borrower (a) has READ THE LOAN DOCUMENTS OR HAS CAUSED SUCH DOCUMENTS TO BE EXAMINED BY THE BORROWER’S REPRESENTATIVES OR ADVISORS; (b) is thoroughly familiar with the transactions contemplated in this Note and the other Loan Documents; and (c) has had the opportunity to ask such questions to representatives of Bank, and receive answers thereto, concerning the terms and conditions of the transactions contemplated in the Loan Documents as Borrower deems necessary in connection with its decision to enter into this Note.

29. Bank may sell participations in this Note, the Loan and the Loan Documents without the consent of, or prior notice to, the Borrower. Bank shall have the right to provide to any Person who expresses an interest in becoming a participant, or who actually does become a participant, such information concerning the financial condition, business and other affairs of Borrower as Bank may deem appropriate in the circumstances. Borrower hereby authorizes all such disclosures.

30. Bank agrees to exercise its best efforts to keep confidential any non-public information delivered pursuant to the Loan Documents and identified as such by Borrower and not to disclose such information to Persons other than to potential assignees or participants or to Persons employed by or engaged by Bank or its assignees or participants that has agreed that has agreed to comply with the covenant contained in this paragraph. The confidentiality provisions contained in this paragraph shall not apply to disclosures (i) required to be made by Bank or any other person to any regulatory or governmental agency or pursuant to legal process or (ii) consisting of general portfolio information that does not identify Borrower. Bank agrees that neither it nor its affiliates will in the future issue any press releases or other general public announcements, including any prospectus, proxy statement or other materials filed with any governmental authority relating to a public offering of the stock of Bank using the name of Borrower or Guarantor or any of their affiliates without at least two (2) business days’ prior notice to Borrower, and without the prior written consent of Borrower, not to be unreasonably withheld, unless (and only to the extent that) such Bank or affiliate is required to do so under law and then, in any event, Bank or affiliate will consult with Borrower in issuing such press release or other public disclosure.

[Signature Page Follows]

DATED as of the day and year first above written.

TEMPUR PRODUCTION USA, INC.
a Virginia corporation

By:	/s/ Dale E. Williams

Name:	Dale E. Williams

Title:	CFO

STATE OF

COUNTY OF

Before me, the undersigned Notary Public in the state and county aforesaid, personally appeared                                                       with whom I am personally acquainted (or proved to me on the basis of satisfactory evidence) and who acknowledged himself to be the                              -                                 of TEMPUR PRODUCTION USA, INC., a Virginia corporation, and acknowledged before me that he, being authorized so to do, executed the foregoing instrument for the purposes therein contained by signing the name of the corporation.

WITNESS my hand and official seal at office this          day of                     , 2005.

NOTARY PUBLIC
My commission expires:

CONSENTED AND AGREED TO BY:

FIFTH THIRD BANK
a Michigan banking corporation

BY:	/s/ William D. Craycraft
NAME:	William D. Craycraft
TITLE:	Vice President

STATE OF

COUNTY OF

Acknowledged before me this          day of                     , 2005, by                             , as                                  of FIFTH THIRD BANK, a Michigan banking corporation, for and on behalf of said corporation.

NOTARY PUBLIC
My commission expires: